2016 Third Quarter Results Exhibit 1

This presentation contains forward-looking statements within the meaning of the U.S. federal securities laws. CEMEX, S.A.B. de C.V. and its direct and indirect subsidiaries (“CEMEX”) intends, but are not limited to, these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential” and “intend” or other similar words. These forward-looking statements reflect CEMEX’s current expectations and projections about future events based on CEMEX’s knowledge of present facts and circumstances and assumptions about future events. These statements necessarily involve risks and uncertainties that could cause actual results to differ materially from CEMEX’s expectations. Some of the risks, uncertainties and other important factors that could cause results to differ, or that otherwise could have an impact on CEMEX or its subsidiaries, include, but are not limited to, the cyclical activity of the construction sector; CEMEX’s exposure to other sectors that impact CEMEX’s business, such as the energy sector; competition; general political, economic and business conditions in the markets in which CEMEX operates; the regulatory environment, including environmental, tax, antitrust and acquisition-related rules and regulations; CEMEX’s ability to satisfy CEMEX’s obligations under its material debt agreements, the indentures that govern CEMEX’s senior secured notes and CEMEX’s other debt instruments; expected refinancing of existing indebtedness; the impact of CEMEX’s below investment grade debt rating on CEMEX’s cost of capital; CEMEX’s ability to consummate asset sales, fully integrate newly acquired businesses, achieve cost-savings from CEMEX’s cost-reduction initiatives and implement CEMEX’s global pricing initiatives for CEMEX’s products; the increasing reliance on information technology infrastructure for CEMEX’s invoicing, procurement, financial statements and other processes that can adversely affect operations in the event that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber-attacks; weather conditions; natural disasters and other unforeseen events; and the other risks and uncertainties described in CEMEX’s public filings. Readers are urged to read these presentations and carefully consider the risks, uncertainties and other factors that affect CEMEX’s business. The information contained in these presentations is subject to change without notice, and CEMEX is not obligated to publicly update or revise forward-looking statements. Readers should review future reports filed by CEMEX with the U.S. Securities and Exchange Commission. Unless the context indicates otherwise, all references to pricing initiatives, price increases or decreases, refer to CEMEX’s prices for CEMEX’s products. UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED IN DOLLARS, BASED ON INTERNATIONAL FINANCIAL REPORTING STANDARDS, AS APPLICABLE Copyright CEMEX, S.A.B. de C.V. and its subsidiaries

Higher year-to-date consolidated volumes for cement and aggregates, with ready-mix volumes declining 2% Higher like-to-like consolidated prices for our three core products during the first nine months of the year, on a year-over-year basis Favorable volumes and prices resulted in a 4% growth in like-to-like sales Operating EBITDA increased by 22% on a like-to-like basis reflecting higher contributions from all our regions Operating EBITDA in U.S. dollar terms increased by 15% and was the highest quarterly operating EBITDA since 2008 Operating EBITDA margin improved by 3.2pp; highest quarterly margin since 2008 Highest quarterly operating EBITDA generation since 2008 780 676 -45 3Q16 825 28 Variable cost & distr. 2 98 21 3Q15 +22% +15% Millions of U.S. dollars 3Q16 l-t-l EBITDA variation

286 -149 Significant free cash flow generation and increase in 3Q16 net income Millions of U.S. dollars Controlling interest net income 2Q16 3Q16 3Q15 4Q15 Maint. CAPEX Fin. exp. EBITDA FCF 9M15 WC Taxes Other FCF 9M16 292 168 120 50 315 201 -97 1,049 +756 Free cash flow after maintenance capex variation 1Q16 2Q15 1Q15 114 -44 144 35 205 4 consecutive quarters of positive controlling interest net income

We have reduced total debt plus perpetuals by close to US$1.4 billion, or approximately 9% since the beginning of the year Cash reserve for US$270 million created during 2Q16 and net proceeds from CEMEX Holdings Philippines’ IPO used to pay down debt during 3Q16 Close to US$1.4-billion reduction in total debt Total debt plus perpetuals variation Millions of U.S. dollars 15,327 227 -507 -297 84 -869 Other CHP IPO Cash balance FX FCF 4Q15 13,965 3Q16 -1,362

Third Quarter 2016 Regional Highlights

3Q16 operating EBITDA increased by 40% on a like-to-like basis with a margin expansion of 3.8pp Cement volume growth during 3Q16 reflects positive performance from all sectors, especially I&C and formal housing, as well as a low base of comparison last year Improvement in prices for our three core products in local-currency terms In the industrial-and-commercial sector, strong commercial activity continued Activity in the formal residential sector was supported by strong investment from the banking sector as well as an improvement in investment from INFONAVIT The self-construction sector benefited from continued growth in remittances, consumption credit, and job creation Mexico 9M16 vs. 9M15 3Q16 vs. 3Q15 3Q16 vs. 2Q16 Cement 3% 10% (9%) Ready mix (7%) 6% 1% Aggregates (0%) 12% (0%) Volume 9M16 vs. 9M15 3Q16 vs. 3Q15 3Q16 vs. 2Q16 Cement 18% 17% 6% Ready mix 8% 7% 2% Aggregates 7% 8% 4% Price (LC)

3Q16 operating EBITDA increased by 13% with a margin expansion of 2.6pp, reaching the highest EBITDA and EBITDA margin since 2007 The decline in our quarterly volumes reflects poor weather conditions, a high base of comparison in 3Q15, some delays in infrastructure spending, and the pull forward of demand to the first half of 2016 due to a milder winter Higher year-to-date prices for our three core products, on a year-over-year basis Housing starts declined 2% during the quarter with starts for single family—the most cement-intensive—increasing by 2% On the infrastructure sector, highway-and-bridge spending was flat year-to-date August affected by certain projects delays and lower state spending United States l-t-l l-t-l % var % var Net Sales 3,022 2,968 2% 5% 1,065 1,093 (2%) 0% Op. EBITDA 476 392 21% 22% 196 172 13% 13% as % net sales 15.8% 13.2% 2.6pp 18.4% 15.8% 2.6pp Millions of U.S. dollars 3Q16 3Q15 % var 9M16 9M15 % var 9M16 vs. 9M15 3Q16 vs. 3Q15 3Q16 vs. 2Q16 Cement 4% (2%) 2% Ready mix 2% (2%) (0%) Aggregates 3% (2%) 3% Volume 9M16 vs. 9M15 3Q16 vs. 3Q15 3Q16 vs. 2Q16 Cement 4% 4% 0% Ready mix 1% 0% 1% Aggregates 1% 2% (0%) Price (LC)

Operating EBITDA margin expansion of 4.0pp during the quarter During 9M16, higher year-over-year regional cement volumes mainly due to increases in Colombia, the Dominican Republic, Nicaragua, and Guatemala Year-to-date prices for our three core products in local-currency terms higher on a year-over-year basis In Colombia, cement volumes were affected by a transportation strike during the quarter; however, we continued to strengthen our cement market position on a year-over-year basis; prices increased by 7% year to date In Panama, both cement and ready-mix volumes are up 8% sequentially, reflecting higher dispatches to infrastructure projects; the residential sector is the main driver of demand South, Central America and the Caribbean 9M16 vs. 9M15 3Q16 vs. 3Q15 3Q16 vs. 2Q16 Cement 1% (2%) (2%) Ready mix (14%) (16%) (5%) Aggregates (14%) (17%) (5%) Volume 9M16 vs. 9M15 3Q16 vs. 3Q15 3Q16 vs. 2Q16 Cement 2% (1%) (2%) Ready mix 2% 0% 1% Aggregates 8% 9% (0%) Volume-weighted, local-currency average prices Price (LC)

3Q16 operating EBITDA increased by 5% on a like-to-like basis Increase in year-to-date regional cement, ready-mix, and aggregates volumes In the UK, the residential and infrastructure sectors were the main drivers of demand; additionally, cement volume reflects higher sales of cement blended with fly ash In Spain, construction activity was affected by political uncertainty; the residential sector supported cement demand during the quarter In Germany, the residential sector was the main driver of demand during the quarter In Poland, the decline in our quarterly cement volumes resulted mainly from delays in infrastructure projects and a slight loss in our market position Europe 9M16 vs. 9M15 3Q16 vs. 3Q15 3Q16 vs. 2Q16 Cement 1% (2%) (5%) Ready mix 2% 3% 1% Aggregates 4% 3% (0%) Volume 9M16 vs. 9M15 3Q16 vs. 3Q15 3Q16 vs. 2Q16 Cement 0% 1% 0% Ready mix (1%) (2%) (2%) Aggregates 1% 1% (1%) Volume-weighted, local-currency average prices Price (LC)

3Q16 and 9M16 operating EBITDA increased by 32% and 19%, respectively, on a like-to-like basis with improvement in margins, due in part to lower fuel costs Increase in quarterly and year-to-date regional cement and aggregates volumes Quarterly and year-to-date regional prices for our three core products, in local-currency terms, were higher; ready-mix and aggregates prices were higher sequentially In the Philippines, the growth in our cement volumes was mainly driven by the industrial and commercial sector; infrastructure was slower mainly due to transition effects related to a new government administration In Egypt, volumes benefited from increased activity in the residential and infrastructure sectors Asia, Middle East and Africa 9M16 vs. 9M15 3Q16 vs. 3Q15 3Q16 vs. 2Q16 Cement 4% 3% 4% Ready mix (2%) (3%) (6%) Aggregates 7% 14% 11% Volume 9M16 vs. 9M15 3Q16 vs. 3Q15 3Q16 vs. 2Q16 Cement 1% 4% (0%) Ready mix 2% 3% 1% Aggregates 4% 4% 1% Volume-weighted, local-currency average prices Price (LC)

Third Quarter 2016 3Q16 Results

Operating EBITDA increased by 22% on a like-to-like basis, with a higher contributions from all our regions Cost of sales, as a percentage of net sales, declined by 2.4pp during the quarter, reflecting our cost-reduction initiatives as well as lower energy costs Operating expenses, as a percentage of net sales, declined by 0.9pp during the quarter Operating EBITDA, cost of sales and operating expenses l-t-l l-t-l % var % var Net sales 10,467 10,670 (2%) 5% 3,579 3,637 (2%) 4% Operating EBITDA 2,138 1,970 9% 17% 780 676 15% 22% as % net sales 20.4% 18.5% 1.9pp 21.8% 18.6% 3.2pp Cost of sales 6,816 7,138 5% 2,278 2,399 5% as % net sales 65.1% 66.9% 1.8pp 63.6% 66.0% 2.4pp Operating expenses 2,200 2,269 3% 750 798 6% as % net sales 21.0% 21.3% 0.3pp 21.0% 21.9% 0.9pp January - September Third Quarter Millions of U.S. dollars 2016 2015 % var 2016 2015 % var

Average working capital days Free cash flow Year-to-date working capital days decreased to 7, from 22 days during the same period in 2015 2 -22 24 22 19 12 11 8

Other income statement items Other expenses, net, during the quarter resulted in an expense of US$26 million mainly due to impairment of assets and severance payments Foreign-exchange gain of US$87 million resulting primarily from the fluctuation of the Mexican peso versus the U.S. dollar Gain on financial instruments of US$23 million related mainly to CEMEX shares Controlling interest net income of US$286 million, versus a loss of US$44 million in 3Q15, mainly reflects higher operating earnings before other expenses, lower other expenses, lower financial expenses, better results from financial instruments, and a positive effect in foreign-exchange results, partially offset by lower equity in gain of associates, higher income tax, and higher non controlling interest net income Controlling interest net income -44 286 Millions of U.S. dollars 3Q15 3Q16

Debt-related information During the quarter: We obtained from the International Finance Corporation (“IFC”) a loan of approximately €106 million to support our sustainable investment programs in emerging markets We exercised our option to redeem US$571 million of 5.875% senior secured notes due 2019 We repurchased US$355 million of 9.375% senior secured notes due 2022 through a cash tender offer In October: US$242 million of 7.250% senior secured notes due 2021 were also repurchased in another cash tender offer In relation to our Credit Agreement, we reached an agreement to exchange US$664 million of existing funded commitments maturing in 2018 into a revolving facility, subject to the prepayment of US$373 million corresponding to the September 2017 amortization under the Credit Agreement

Millions of U.S. dollars 438 1,593 1,864 1,422 1,635 1,570 1,406 1,971 12 617 995 Avg. life of debt: 5.3 years 1 CEMEX has outstanding perpetual debentures totaling US$443 million 2 Convertible Subordinated Notes include only the debt component of US$1,150 million; total notional amount is about US$1,211 million CEMEX consolidated debt maturity profile Fixed Income Other bank / WC debt / Certificados Bursátiles Convertible Subordinated Notes2 Credit Agreement Total debt excluding perpetual notes1 as of September 30, 2016: US$13,523 million

Third Quarter 2016 2016 Outlook

2016 guidance 1 Including perpetual and convertible securities Consolidated volumes Cement: Low-single-digit growth Ready mix: Flat Aggregates: Low-single-digit growth Energy cost per ton of cement produced Decline of approximately 10% Capital expenditures US$440 million Maintenance CapEx US$260 million Strategic CapEx US$700 million Total CapEx Investment in working capital Reduction of US$250 million Cash taxes Approximately US$300 million Cost of debt1 Reduction of US$170 million

Updated 2016 initiatives to further bolster our road to investment grade Initiatives Progress to date New Target 2016 Cost and expense reductions ~ 75% US$150 million (unchanged) FCF Initiatives ~ US$545 million US$670 million Cost and expense reductions include: Energy savingsUS$100 million Op efficienciesUS$50 million FCF initiatives include: Capex US$50 million Fin expensesUS$170 million TaxesUS$200 million Working CapitalUS$250 million

# Updated 2016 initiatives to further bolster our road to investment grade

CEMEX

| | Initiatives | Progress to date | Building Blocks | New Target |
|---|---|---|---|---|
| 2016 | Total debt reduction | ~ US$1.4 billion | US$1,360 debt reduction to date<br>US$300 asset sale to GCC[1]<br>US$400 asset sale to Eagle Materials[1]<br>US$2,060<br>+ free cash flow 4Q16 | US$2.0 – 2.5 billion |
| 2016 | Consolidated Funded Debt / EBITDA | 4.52x | | 4.25x by December |
| 2016 & 2017 | Asset divestments | ~ US$630 million | US$630 divestments to date<br>US$300 asset sale to GCC[1]<br>US$400 asset sale to Eagle Materials[1]<br>US$300 fixed asset sales<br>US$1,630<br>+ other divestments | US$1.5 – 2.0 billion (unchanged) |
| 2016 & 2017 | Total debt reduction | ~ US$1.4 billion | US$1,360 debt reduction to date<br>US$250 Croatia[1]<br>US$300 asset sale to GCC[1]<br>US$400 asset sale to Eagle Materials[1]<br>US$2,310<br>+ free cash flow 4Q16 & 2017<br>+ other divestments | US$3.0 – 3.5 billion (unchanged) |

1 Closing subject to the satisfaction of standard conditions for this type of transactions

21

Milestones since 2014 towards an investment-grade capital structure 2014 2015 9M16 Total Operating EBITDA US$2,740 million US$2,636 million US$2,138 million US$7,514 million Free cash flow US$211 million US$628 million US$869 million US$1,708 million Debt reduction US$1,179 million US$964 million US$1,362 million US$3,505 million Consolidated Funded Debt / EBITDA 5.19x 5.21x 4.52x Asset sales US$250 million US$194 million ~ US$630 million US$1,074 million

Third Quarter 2016 Appendix

Highest third-quarter gray cement volumes since 2008 During the quarter, higher year-over-year cement volumes in Mexico and the Asia, Middle East and Africa region, and higher year-to-date volumes in all our regions Year-to-date increases in consolidated prices for our three core products, and also quarterly for cement and aggregates, on a like-to-like basis Consolidated volumes and prices 9M16 vs. 9M15 3Q16 vs. 3Q15 3Q16 vs. 2Q16 Volume (l-t-l 1 ) 3% 2% (3%) Price (USD) (2%) (0%) (1%) Price (l-t-l 1 ) 6% 6% 1% Volume (l-t-l 1 ) (2%) (1%) (1%) Price (USD) (2%) (3%) (1%) Price (l-t-l 1 ) 2% 0% 0% Volume (l-t-l 1 ) 2% 3% 1% Price (USD) (2%) (2%) (2%) Price (l-t-l 1 ) 2% 2% (0%) 1 Like-to-like volumes adjusted for investments/divestments and, in the case of prices, foreign-exchange fluctuations Aggregates Domestic gray cement Ready mix

Additional information on debt and perpetual notes Euro 21% U.S. dollar 78% Mexican peso 1% Fixed 72% Variable 28% Currency denomination Interest rate Second Quarter 2016 2015 % var 2016 Total debt 1 13,523 15,136 (11%) 14,406 Short-term 3% 2% 1% Long-term 97% 98% 99% Perpetual notes 443 445 (0%) 442 Cash and cash equivalents 590 457 29% 614 Net debt plus perpetual notes 13,376 15,124 (12%) 14,233 Consolidated Funded Debt 2 / EBITDA 3 Interest coverage 3 4 3.03 2.59 2.80 Third Quarter 1 Includes convertible notes and capital leases, in accordance with IFRS 2 Consolidated Funded Debt as of September 30, 2016 was US$12,723 million, in accordance with our contractual obligations under the Credit Agreement 3 EBITDA calculated in accordance with IFRS 4 Interest expense in accordance with our contractual obligations under the Credit Agreement Millions of U.S. dollars 4.52 5.18 4.93

Additional information on debt and perpetual notes Total debt1 by instrument 2016 % of total 2015 % of total 2016 % of total Credit Agreement 3,269 24% 3,172 21% 3,118 22% Other bank / WC Debt / CBs Fixed Income 8,902 66% 10,291 68% 9,781 68% Convertible Subordinated Notes Total Debt 1 13,523 15,136 14,406 Millions of U.S. dollars 1% 366 3% 1,150 9% 1,463 10% 1,141 1 Includes convertible notes and capital leases, in accordance with IFRS Second Quarter Third Quarter 8% 203 1% 210

9M16 volume and price summary: Selected countries Volumes Prices (USD) Prices (LC) Volumes Prices (USD) Prices (LC) Volumes Prices (USD) Prices (LC) Mexico 3% 1% 18% (7%) (7%) 8% (0%) (9%) 7% U.S. 4% 4% 4% 2% 1% 1% 3% 1% 1% Colombia 2% (6%) 7% (9%) (8%) 5% (15%) (1%) 13% Panama (16%) 2% 2% (8%) (4%) (4%) (9%) (2%) (2%) Costa Rica (13%) (4%) (3%) (5%) 4% 6% 13% 3% 5% UK 7% (8%) 2% (3%) (8%) 2% 6% (10%) 0% Spain (1%) (2%) (2%) 3% (5%) (6%) (7%) (1%) (2%) Germany (0%) (1%) (2%) (0%) 2% 2% 1% 3% 2% Poland (0%) (8%) (4%) 4% (8%) (4%) (1%) (2%) 2% France N/A N/A N/A 5% (3%) (4%) 6% (0%) (1%) Philippines 4% (2%) 2% N/A N/A N/A N/A N/A N/A Egypt 10% (13%) (2%) (3%) (7%) 4% (54%) 15% 29% Aggregates 9M16 vs. 9M15 Domestic gray cement 9M16 vs. 9M15 Ready mix 9M16 vs. 9M15

3Q16 volume and price summary: Selected countries Volumes Prices (USD) Prices (LC) Volumes Prices (USD) Prices (LC) Volumes Prices (USD) Prices (LC) Mexico 10% 2% 17% 6% (7%) 7% 12% (5%) 8% U.S. (2%) 4% 4% (2%) 0% 0% (2%) 2% 2% Colombia (5%) 1% (1%) (8%) 6% 4% (12%) 12% 10% Panama (5%) (0%) (0%) (2%) (2%) (2%) (9%) 0% 0% Costa Rica (10%) (5%) (2%) 0% (4%) (1%) 32% 11% 14% UK 5% (13%) 3% (4%) (13%) 2% 4% (15%) (0%) Spain (13%) 1% 0% 5% (4%) (4%) (9%) 5% 4% Germany 5% (1%) (2%) 2% 3% 2% (2%) 6% 6% Poland (4%) (5%) (2%) 9% (8%) (6%) 6% 3% 5% France N/A N/A N/A 4% (3%) (3%) 4% 2% 1% Philippines 3% (1%) 1% N/A N/A N/A N/A N/A N/A Egypt 7% (5%) 8% (7%) (11%) 0% (59%) 38% 55% Ready mix Aggregates 3Q16 vs. 3Q15 3Q16 vs. 3Q15 Domestic gray cement 3Q16 vs. 3Q15

2016 expected outlook: Selected countries Domestic gray cement Ready mix Aggregates Volumes Volumes Volumes Consolidated low-single-digit growth flat low-single-digit growth Mexico mid-single-digit growth flat mid-single-digit growth United States low-single-digit growth low-single-digit growth low-single-digit growth Colombia low-single-digit growth low-single-digit decline high-single-digit decline Panama low-double-digit decline flat low-single-digit decline Costa Rica low-double-digit decline low-single-digit decline high-single-digit growth UK 4% (2%) 2% Spain (1%) 4% (2%) Germany flat 2% flat Poland (2%) 2% flat France N/A 3% 3% Philippines 4% N/A N/A Egypt 7% flat N/A 1 1 Beginning this quarter CEMEX will stop providing guidance for aggregates in Egypt as it operates a non-material amount of volumes

Definitions 9M16 / 9M15 Results for the first nine months of the years 2016 and 2015, respectively Cement When providing cement volume variations, refers to domestic gray cement operations (starting in 2Q10, the base for reported cement volumes changed from total domestic cement including clinker to domestic gray cement) LC Local currency Like-to-like percentage variation (l-t-l % var) Percentage variations adjusted for investments/divestments and currency fluctuations Maintenance capital expenditures Investments incurred for the purpose of ensuring the company’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies Operating EBITDA Operating earnings before other expenses, net plus depreciation and operating amortization pp Percentage points Prices All references to pricing initiatives, price increases or decreases, refer to our prices for our products Strategic capital expenditures Investments incurred with the purpose of increasing the company’s profitability. These include capital expenditures on projects designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs

Contact information Stock Information NYSE (ADS): CX Mexican Stock Exchange: CEMEXCPO Ratio of CEMEXCPO to CX: 10 to 1 Investor Relations In the United States +1 877 7CX NYSE In Mexico +52 81 8888 4292 ir@cemex.com